UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Hamilton Street, West Haven, CT 06516

(address of principal executive offices) (zip code)

_________________(203) 220-2296________________

(registrant’s telephone number, including area code)

_________________________________________________

(former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On July 13, 2017, Drone USA, Inc. (“Drone USA”), filed a current report on Form 8-K reporting the resignation of Dennis Antonelos as a director of Drone USA. This Amendment No. 1 to Form 8-K/A amends the prior disclosure to include his resignation as Chief Financial Officer of Drone USA.

  Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2017 the Board of Directors recommended to the shareholders and the shareholders approved the removal for cause of Paulo Ferro as a director and as Chief Strategy Officer of the registrant under the terms of his Employment Agreement.

On July 10, 2017 Dennis Antonelos resigned from the Board of Directors of the registrant on the basis of new commitments and not as a result of any disagreement with the registrant relating the registrant's operations, policies or practices. Dennis Antonelos also resigned as Chief Financial Officer of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	Drone USA, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

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